Share Exchange Agreement

This Share Exchange Agreement, dated as of November 9, 2021 (this “Agreement”), is by and among VARIAN BIOPHARMACEUTICALS INC., a Delaware corporation (“Varian”), HEALTHTECH SOLUTIONS, INC., a Utah corporation ("HLTT"), HEALTHTECH ONCOLOGY, INC., a Delaware corporation (“HoldCo”), and the holders of shares of Series C Preferred Stock of HLTT listed on Schedule A (the “Varian Shareholders”). Varian, HLTT, HoldCo and the Varian Shareholders are collectively referred to herein as the “Parties” and each individually as a “Party.”

Recitals

HoldCo previously acquired 29,737,185 shares of common stock of Varian capital stock (the “Varian Common Stock”) in exchange for issuing corresponding shares of capital stock of HoldCo (the “HoldCo Capital Stock”) to the Varian Shareholders. As a result of that acquisition, Varian became a wholly-owned subsidiary of Holdco. The Varian Common Stock now comprises all of the issued and outstanding capital stock of Varian.

In exchange for their ownership of HoldCo, the Varian Shareholders received an aggregate of 29,737.185 shares of Series C Preferred Stock issued by HLTT (the “HLTT Preferred Stock”) in a statutory merger transaction (the “Merger”).

HLTT, HoldCo and Varian have determined to restructure their relationship, and the Varian Shareholders now desire to exchange all of their beneficially owned shares of HLTT Preferred Stock for shares of Varian Common Stock each as set forth on the applicable Varian Shareholders signature page hereto, with Varian simultaneously issuing shares to HLTT that will represent 5.5% of the outstanding shares of Varian.

On or prior to the date hereof, the respective boards of directors of each of HLTT, HoldCo and Varian and the Varian Shareholders have approved and adopted this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:

Article I

Acquisition and Exchange of Shares

Section 1.01 Agreement. The parties hereby agree that the Varian Shareholders will acquire 29,737,185 shares of Varian Common Stock in exchange for shares of HLTT Preferred Stock each as set forth on the applicable shareholder signature page hereto. The parties hereby agree that as of the date of this Agreement and upon completion of the exchange, Varian will no longer be a wholly-owned subsidiary of HoldCo.

Section 1.02 Exchange of Shares.

(a)              The Varian Shareholders will each cause to be delivered to HLTT irrevocable stock powers representing an aggregate of 29,737.185 shares of HLTT Preferred Stock each in the amounts set forth on the applicable Varian Shareholders signature page hereto.

(b)              Upon receipt by HLTT of all of the Varian Shareholders’ respective irrevocable stock powers, Varian will issue certificates in book entry for an aggregate of 29,737,185 shares of Varian Common Stock issued in the names and amounts set forth on the applicable Varian Shareholders signature page hereto.

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(c)              Simultaneous with the issuance of shares to the Varian Shareholders pursuant to Section 1.02(b), Varian will issue a certificate in book entry representing One Million Seven Hundred Thirty Thousand Seven Hundred Thirty Six (1,730,736) shares of Varian Common Stock issued in the name of Healthtech Solutions, Inc. (the "Varian Healthtech Certificate").

(d)              Each of the issuances and deliveries described in Section 1.02(a), (b) and (c) will be effective to transfer equity only if (i) all of issuances and deliveries so described has been completed on or before November 30, 2021, and (ii) the Termination and Mutual Release Agreement ("TMRA") among the corporate Parties has been fully executed and tendered. In the event that on November 30, 2021 any of the issuances and deliveries described in Section 1.02(a), (b) or (c) has not been completed or the TMRA has not been fully tendered, then each of the issuing parties will adjust its book entry shareholder records to reflect the rescission of any issuance or cancellation pursuant to Section 1.02(a), (b) and (c) and this Agreement and the TMRA shall be deemed rescinded.

(e)              All Varian Common Stock to be issued hereunder will be deemed “restricted securities” as defined in paragraph (a) of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and the Varian Shareholders and HLTT hereby represent that they are acquiring such shares for investment purposes only and without the intent to make a further distribution of such shares. All Varian Common Stock to be issued under the terms of this Agreement will be issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder. Certificates representing the Varian Common Stock to be issued hereunder will bear a restrictive legend in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered for sale, sold, or otherwise disposed of, except in compliance with the registration provisions of such Act or pursuant to an exemption from such registration provisions, the availability of which is to be established to the satisfaction of the Company.”

Section 1.03 Approval. Each of the parties has taken all necessary and requisite corporate and other action, including without limitation, actions of its board of directors, board of managers, shareholders and members, as applicable, to approve this Agreement and all transactions contemplated hereby and in connection herewith.

Article II

Representations and Warranties

Section 2.01 Representations and Warranties of HLTT, HoldCo and Varian. Each of HLTT, HoldCo and Varian hereby represents and warrants to each other party that such party has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary proceedings of the party have been duly taken to authorize the execution, delivery, and performance of this Agreement. This Agreement has been duly authorized, executed, and delivered, constitutes the legal, valid, and binding obligation of each party, and is enforceable in accordance with its terms. Except as otherwise set forth in this Agreement or as has been disclosed, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required for the execution, delivery, or performance of this Agreement

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thereby, except such as may be required under the Securities Act or under state or other securities or blue sky laws, all of which requirements have been, or in accordance therewith will be, satisfied in all material respects. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which any party is a party, or to which its or any of its respective businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to receive rights or privileges that such party was not entitled to receive immediately before this Agreement was executed under, or create any obligation to which a Party was not subject immediately before this Agreement was executed under, any term of any such material contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the articles of incorporation or bylaws of such party or (if the provisions of this Agreement are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, decree, injunction, or writ of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over such party’s or its properties or assets.

Section 2.02 Representations and Warranties of the Varian Shareholders. Each Varian Shareholder, as to itself only, hereby represents and warrants to the Parties as follows:

(a)              Such Varian Shareholder has reviewed this Agreement in its entirety, has had an opportunity to obtain legal and tax advice prior to executing this Agreement and fully understands all provisions of this Agreement.

(b)              Such Varian Shareholder has full capacity, power and authority under the laws of the jurisdictions of its residence or formation, as applicable, to execute, deliver, and perform this Agreement and the transactions contemplated hereby and in connection herewith.

(c)              Such Varian Shareholder owns beneficially all of the shares of HLTT Preferred Stock listed on Schedule A. Such Varian Shareholder has full capacity, power and authority to deliver such shares of HLTT Preferred Stock to HLTT in accordance with this Agreement, has good and valid title to such shares, and such shares are free and clear of any liens, charges, mortgages, pledges or encumbrances and such shares are not subject to any claims as to the ownership thereof, or any rights, powers or interest therein, by any third party and are not subject to any preemptive or similar rights that have not been properly waived or complied with.

(d)              Such Varian Shareholder is acquiring the Varian Common Stock to be issued in accordance with this Agreement for its own account and for investment only and not with a view to distribution or resale thereof within the meaning of such phrase as defined under the Securities Act. Such Varian Shareholder shall not dispose of any part or all of such Varian Common Stock in violation of the provisions of the Securities Act and the rules and regulations promulgated under the Securities Act by the United States Securities and Exchange Commission and all applicable provisions of state securities laws and regulations.

(e)              The notices of book entry representing the Varian Common Stock will bear a legend in substantially the form set forth in Section 1.02(e).

(f)               Such Varian Shareholder acknowledges that the Varian Common Stock to be issued in accordance with this Agreement will be unregistered, will be “restricted securities” as defined in paragraph (a) of Rule 144 under the Securities Act, and must be held indefinitely unless (i) they are subsequently registered under the Securities Act, or (ii) an exemption from such registration is available. Such Varian Shareholder further acknowledges that none of the Parties has an obligation to currently register such securities for the account of such Varian Shareholder.

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(g)              Such Varian Shareholder acknowledges that it have been afforded access to all material information that it has requested or deemed relevant to its decision to deliver the HLTT Preferred Stock and acquire the Varian Common Stock and to ask questions of all Parties’ management and that, except as set forth herein, neither any party nor anyone acting on behalf of any party has made any representations or warranties to such Varian Shareholder which have induced, persuaded, or stimulated such Varian Shareholder to acquire such Varian Common Stock.

(h)              Either alone, or together with its investment advisor(s), such Varian Shareholder has the knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the prospective investment in the Varian Common Stock, and such Varian Shareholder is and will be able to bear the economic risk of the investment in such Varian Common Stock, including a total loss of value in such shares.

(i)               To the best of such Varian Shareholder’s knowledge and other than the consent of such Varian Shareholder as already has been obtained, no consent, approval, order or authorization of, or other action by, or registration, declaration or filing with, any governmental authority or agency or other person on the part of such Varian Shareholder is required in connection with the execution, delivery or performance of this Agreement by such Varian Shareholder.

(j)               Such Varian Shareholder is the sole record and beneficial owner of the HLTT Preferred Stock listed on Schedule A.

(k)              The transfer, assignment, and delivery of such Varian Shareholder’s shares of HLTT Preferred Stock will not result in the breach of the terms, conditions, or obligations of any agreement to which such Varian Shareholder is a party or to which such Varian Shareholder is subject.

(l)               Such Varian Shareholder is under no compulsion to exchange the HLTT Preferred Stock in accordance with this Agreement.

(m)            The 31,467,921 shares of Varian common stock identified in Section 1.02 of this Agreement will, on the Closing Date, represent all of the issued and outstanding capital stock of Varian.

Article III

Miscellaneous

Section 3.01 Expenses. Whether or not the transactions contemplated in this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, will be paid by the party incurring such expense or as otherwise agreed to herein.

Section 3.02 Necessary Actions. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If any further action is necessary or desirable to carry out the purposes of this Agreement, the proper executive officers and/or directors of the Parties, as the case may be, or the relevant Varian Shareholders, will take all such necessary action.

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Section 3.03 Extension of Time; Waivers. Each party may waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto by any party, and may waive compliance with any of the agreements or conditions contained herein to be performed by any party. Any agreement on the part of the parties to any such extension or waiver will be valid only if set forth in an instrument, in writing, signed on behalf of all parties.

Section 3.04 Notices. All notices, requests, demands or communications required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to be delivered, given and received for all purposes (a) as of the date and time of actual receipt, in the case of notices delivered personally; (b) one day after deposit with a nationally recognized overnight delivery service; (c) if sent by electronic mail or facsimile, upon confirmed receipt by recipient; or (d) five days after deposit in registered or certified United States mail return receipt requested, as applicable. If not emailed or faxed, such notices, payments, demands or communications shall be delivered personally to the recipient or to an officer of the recipient to whom the same is directed, or sent by registered or certified United States mail return receipt requested, or by nationally recognized overnight delivery service, addressed to such address as may be specified from time to time by notice to the parties hereto.

Section 3.05 Parties in Interest. This Agreement will inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

Section 3.06 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all together will constitute one document. The delivery by facsimile or .pdf of an executed counterpart of this Agreement will be deemed to be an original and will have the full force and effect of an original executed copy.

Section 3.07 Severability. Each provision of this Agreement is considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under federal law or applicable state law, such invalidity, unenforceability or illegality will not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal.

Section 3.08 Headings. Headings herein are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit or otherwise affect this Agreement.

Section 3.09 Governing Law.

(a)       This Agreement will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the law of the State of Delaware, without regard to the conflict of law principles thereof.

(b)       Each of the parties hereby irrevocably and unconditionally submits to the EXCLUSIVE jurisdiction of the STATE courts of the State of NEW YORK in all actions or proceedings arising out of or relating to this Agreement. Each of the parties agrees that all actions or proceedings arising out of or relating to this Agreement must be litigated exclusively in any such state court that sits in the STATE OF NEW YORK, and accordingly, each party irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such action or proceeding in any such court. Nothing in this Agreement or any other Transaction

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Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(c)       EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

Section 3.10 Tax Structure. The Varian Shareholders and each of the Parties acknowledge and agree that the tax consequences associated with this Agreement are complex and depend upon such party's particular circumstances and that: (i) each party is solely responsible for determining the tax consequences applicable to its particular circumstances, (ii) each party has relied on the advice of its own legal and tax advisors and that it has not received, and (iii) no other party has provided to it, any legal or tax advice in connection with this Agreement.

Section 3.11 Expenses. Whether or not the transactions contemplated in this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, will be paid by the party incurring such expense or as otherwise agreed to herein.

Section 3.12 Assignability. This Agreement will not be assignable by operation of law or otherwise and any attempted assignment of this Agreement in violation of this subsection will be void ab initio.

Section 3.13 Amendment. This Agreement may only be amended or modified with the approval of the Varian Shareholders and the boards of directors of each party at any time. This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.

Section 3.14 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and, other than the Letter of Intent dated November 1, 2021 and the Termination and Mutual Release Agreement entered into contemporaneously herewith, supersedes all other agreements among the parties thereto concerning such subject matter.

Section 3.15 Mutual Releases. (a) In consideration of the agreements and undertakings of the Parties under this Agreement, each Party, on behalf of itself and its respective present and former parents, subsidiaries, affiliates, associates, trustees, officers, directors, shareholders, managers, members, successors, predecessors, agents, employees, and assigns (collectively, "Releasors") hereby releases, waives, and forever discharges the other Party and its respective present and former, direct and indirect, parents, subsidiaries, affiliates, associates, trustees, employees, officers, directors, shareholders, managers, members, agents, representatives, predecessors, permitted successors, and permitted assigns (collectively, "Releasees") of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, penalties, fines, expenses, including attorneys’ fees, and demands, of every kind and nature whatsoever, whether now known or unknown, fixed or contingent, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty, or equity (collectively, "Claims"), which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of this Agreement arising out of or in any way relating to the Agreement pursuant to which the Merger occurred, except for any Claims relating to rights and obligations preserved by, created by, or otherwise arising out of this Agreement.

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(b) Each Party, on behalf of itself and each of its respective Releasors, understands that it may later discover Claims or facts that may be different than, or in addition to, those that it or any other Releasor now knows or believes to exist regarding the subject matter of the release contained in this Section 3.15, and which, if known at the time of signing this Agreement, may have materially affected this Agreement and such Party's decision to enter into it and grant the release contained in this Section 3.15. Nevertheless, the Releasors intend to fully, finally and forever settle and release all Claims that now exist, may exist or previously existed, as set forth in the release contained in this Section 3.15, whether known or unknown, foreseen or unforeseen, or suspected or unsuspected, and the release given herein is and will remain in effect as a complete release, notwithstanding the discovery or existence of such additional or different facts. The Releasors hereby waive any right or Claim that might arise as a result of such different or additional Claims or facts.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.

VARIAN BIOPHARMACEUTICALS INC.

By: /s/ Jeffrey Davis

Name: Jeffrey Davis

Title: Chief Executive Officer

HEALTHTECH SOLUTIONS, INC.

By: /s/ Manuel Iglesias

Name: Manuel Iglesias

Title: Chief Executive Officer

HEALTHTECH ONCOLOGY, INC.

By: /s/ Paul Mann

Name: Paul Mann

Title: Chairman

[Additional Signatures Follow]

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